   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2000.



                                                      REGISTRATION NO. 333-44606

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          INTERSIL HOLDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    3674                                   59-3590018
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                     (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                            ------------------------

                            7585 IRVINE CENTER DRIVE
                                   SUITE 100
                            IRVINE, CALIFORNIA 92618
                                 (949) 341-7062
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             STEPHEN M. MORAN, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            7585 IRVINE CENTER DRIVE
                                   SUITE 100
                            IRVINE, CALIFORNIA 92618
                                 (949) 341-7040
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                With Copies to:

                 CHRISTOPHER G. KARRAS, ESQ.                                       KRIS F. HEINZELMAN, ESQ.
                           DECHERT                                                 CRAVATH, SWAINE & MOORE
                   4000 BELL ATLANTIC TOWER                                            WORLDWIDE PLAZA
                       1717 ARCH STREET                                               825 EIGHTH AVENUE
               PHILADELPHIA, PENNSYLVANIA 19103                                    NEW YORK, NEW YORK 10019
                        (215) 994-4000                                                  (212) 474-1000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following expenses (other than the SEC filing fee, the NASD filing fee and the Nasdaq National Market listing fee) are estimated:


SEC Registration Fee................................................................................   $  162,236
NASD Filing Fee.....................................................................................       30,500
Nasdaq National Market Listing Fee..................................................................       35,000
Accounting Fees.....................................................................................      22O,000
Printing and Engraving Expenses.....................................................................      230,000
Legal Fees and Expenses (other than blue sky).......................................................      320,000
Blue Sky Fees and Expenses..........................................................................        1,000
Transfer Agent and Registrar Fees...................................................................        1,000
Miscellaneous Fees and Expenses.....................................................................          264
                                                                                                       ----------
  Total.............................................................................................   $1,000,000
                                                                                                       ==========


------------------
* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Issuer provides that directors of the Issuer shall not be personally liable to the Issuer or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Issuer or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the By-laws of the Issuer provide for indemnification of the Issuer's officers and directors to the fullest extent permitted under Delaware law.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an Issuer pursuant to the foregoing provisions, the Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The directors and officers of the Issuer are insured against certain liabilities under the Issuer's directors' and officers' liability insurance.

     The Underwriting Agreement filed as Exhibit 1.01 to this Registration Statement provides for indemnification by the underwriters of the Issuer and its officers and directors for some liabilities that arise under the Securities Act or otherwise.

     The foregoing summary of the Delaware General Corporation Law and of the Certificate of Incorporation and By-laws of the Issuer is qualified in its entirety by reference to the relevant provisions of the Delaware General Corporation Law and of the Issuer's Certificate of Incorporation and By-laws, which are filed as exhibits to this Registration Statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On August 13, 1999, pursuant to an Amended and Restated Master Transaction Agreement, Intersil and Intersil Holding acquired selected portions of the semiconductor business of Harris (the "Acquisition"). In connection with the Acquisition, (i) Intersil Holding issued an 11.13% subordinated promissory note to Harris in the principal amount of $90.0 million; (ii) Harris paid about $9.0 million in cash to Intersil Holding to purchase shares of 12% Series A Cumulative Compounding Preferred Stock ("Intersil Holding Preferred Stock") and shares of common stock ("Intersil Holding Common Stock"); (iii) Intersil Holding sold to Sterling Holding Company, LLC shares of Intersil Holding Preferred Stock and Intersil Holding Common Stock and to senior management and other key employees and certain other investors shares of Intersil Holding Common Stock for a total of about $81.0 million in cash, (iv) Citicorp Mezzanine Partners, L.P. contributed $30.0 million in cash to Intersil Holding in exchange for a 13.5% subordinated promissory note and warrants to purchase about 3,703,707 shares of Class A Common Stock of Intersil Holding. In addition, Intersil Holding granted to senior managers a sign-on bonus in the aggregate amount of about $574,000, in the form of options to purchase Intersil Holding Preferred Stock. Intersil Holding has determined that the issuance of the subordinated notes, the Intersil Holding Preferred Stock, the Intersil Holding Common Stock, the warrants, the options to purchase Intersil Holding Preferred Stock were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

     Also in connection with the Acquisition, Intersil offered Senior Subordinated Notes due 2009, the old notes, to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). That offering was consummated on August 13, 1999 with the sale of 200,000 units, each unit consisting of one 13 1/4% Senior Subordinated Note due 2009 of Intersil with a principal amount of $1,000 and one warrant to purchase 18,5185 shares of Intersil Holding's Class A Common Stock. An exchange offer registration statement filed by Intersil became effective on January 12, 2000 with respect to the exchange of the old notes for registered notes having substantially identical terms, the new notes. A registration statement was filed by Intersil Holding on November 20, 1999 to register the warrants and the shares of Common Stock issuable upon exercise of the warrants.

     Pursuant to the 1999 Equity Compensation Plan, Intersil Holdings granted certain salaried officers and key employees options to acquire 1,549,333 shares of Intersil Holding Class A Common Stock, effective as of August 14, 1999. The options vest 20% per year over five years, and 20% became immediately vested upon the initial public offering. Intersil Holding has determined that the issuance of the options to purchase Intersil Holding Common Stock were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


     Incorporated by reference to the Exhibit Index following page II-4 hereof.


     (b) Financial Statement Schedules:

     Schedule I Condensed Financial Information of Registrant

     The information required by Schedule I is included in the notes to the Consolidated Financial Statements.

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS $)

                                                                          ADDITIONS
                                                                          CHARGED      ADDITIONS                 BALANCE
                                                            BALANCE AT    TO COSTS     CHARGED      DEDUCTION       AT
                                                            BEGINNING       AND        TO OTHER       FROM       END OF
                                                            OF PERIOD     EXPENSES     ACCOUNTS     RESERVES      PERIOD
                                                            ----------    ---------    ---------    ---------    ---------
Valuation and qualifying accounts deducted from the
  assets to which they apply:

ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS
  2000...................................................    $    582      $   423       $ 395       $    59      $ 1,341
  1999...................................................    $    571      $   487       $  --       $   476      $   582
  1998...................................................    $  1,336      $   324       $  --       $ 1,089      $   571

INVENTORY RESERVE
  2000...................................................    $ 18,117      $38,074       $ 573       $34,831      $21,933
  1999...................................................    $ 24,482      $ 8,373       $ 257       $14,995      $18,117
  1998...................................................    $ 31,736      $ 9,846       $ 120       $17,220      $24,482

DISTRIBUTOR RESERVES
  2000...................................................    $  6,542      $37,408       $  --       $36,584      $ 7,366
  1999...................................................    $  6,189      $52,965       $  --       $52,612      $ 6,542
  1998...................................................    $ 11,278      $66,062       $  --       $71,151      $ 6,189

     All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and

          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 13th day of September, 2000.


                                          INTERSIL HOLDING CORPORATION


                                          By: GREGORY L. WILLIAMS
                                              ----------------------------------
                                              Gregory L. Williams
                                              Chief Executive Officer and
                                              Director



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on September 13, 2000.



                      SIGNATURE                                               TITLE
------------------------------------------------------    ---------------------------------------------

GREGORY L. WILLIAMS                                       Chief Executive Officer and Director
------------------------------------------------------    (principal executive officer)
Gregory L. Williams

DANIEL J. HENEGHAN                                        Vice President, Chief Financial Officer
------------------------------------------------------    and Assistant Secretary (principal financial
Daniel J. Heneghan                                        and accounting officer)

                         *                                Director
------------------------------------------------------
Robert W. Conn

                         *                                Director
------------------------------------------------------
Gary E. Gist

                         *                                Director
------------------------------------------------------
Jan Peeters

                         *                                Director
------------------------------------------------------
Robert N. Pokelwaldt

                         *                                Director
------------------------------------------------------
James A. Urry

*By: STEPHEN M. MORAN
     ------------------------------------------------
     Stephen M. Moran
     Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                                    DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
   1.01     Form of Underwriting Agreement.**

   2.01     Amended and Restated Master Transaction Agreement dated as of June 2, 1999, by and among Intersil
            Holding Corporation ("Holding"), Intersil Corporation ("Intersil") and Harris Corporation ("Harris")
            (incorporated by reference to Exhibit 2.01 to the Registration Statement on Form S-1 previously filed by Intersil Holding Corporation on November 10, 1999 (Registration No. 333-90857) ("Registration
            Statement on Form S-1")).

   2.02     Agreement Concerning Deferred Closings dated as of August 13, 1999, by and among Harris and Intersil
            (incorporated by reference to Exhibit 2.02 to the Registration Statement on Form S-1).

   2.03     Transition Services Agreement dated as of August 13, 1999, by and among Intersil and Harris
            (incorporated by reference to Exhibit 2.03 to the Registration Statement on Form S-1).

   2.04     Share Sale Agreement dated August 13, 1999, between Harris Airport Systems (Malaysia) Sdn. Bhd., Harris
            Solid State (Malaysia) Sdn. Bhd. and Sapphire Worldwide Investments, Inc. (incorporated by reference to
            Exhibit 2.04 to the Registration Statement on Form S-1).

   2.05     Agreement for the Sale and Purchase of the Business and Assets of Harris Semiconductor Limited dated as of August 13, 1999, between Harris Semiconductor Limited and Intersil Limited (incorporated by reference to Exhibit 2.05 to the Registration Statement on Form S-1).

   2.06     Asset Purchase Agreement dated as of August 20, 1999, between Harris Semiconductor Design & Sales Pte.
            Ltd. and Intersil Pte. Ltd. (incorporated by reference to Exhibit 2.06 to the Registration Statement on
            Form S-1).

   2.07     Purchase Agreement of Corporate Quotas of a Limited Liability Company, dated as of August 13, 1999, between Harris Semiconductor BV, Harris Semiconductor Limited and Intersil (incorporated by reference to Exhibit 2.07 to the Registration Statement on Form S-1).

   2.08     Assignment of Shares, dated as of August 13, 1999, between Intersil and Harris for the transfer by
            Harris of all of its shares of Harris Semiconducteurs, Sarl to Intersil (incorporated by reference to
            Exhibit 2.08 to the Registration Statement on Form S-1).

   2.09     Share Transfer Agreement, dated as of August 1, 1999, between Harris and Intersil for the transfer of stock of Harris Semiconductor Y.H. (incorporated by reference to Exhibit 2.09 to the Registration
            Statement on Form S-1).

   2.10     Equity Purchase Agreement, dated as of August 13, 1999, between Harris Advanced Technology (Malaysia)
            Sdn. Bhd. and Harris Airport Systems (M) Sdn. Bhd. (incorporated by reference to Exhibit 2.10 to the
            Registration Statement on Form S-1).

   2.11     Agreement Re: China Subsidiaries, dated as of August 13, 1999, between Harris and Intersil
            (incorporated by reference to Exhibit 2.11 to the Registration Statement on Form S-1).

   2.12     Agreement Re: Anshan Joint Venture, dated as of August 13, 1999, between Harris Advanced Technology
            (Malaysia) Sdn. Bhd. and Harris Airport Systems (M) Sdn. Bhd. (incorporated by reference to Exhibit
            2.12 to the Registration Statement on Form S-1).

   2.13     Agreement Re: Guangzhou Joint Venture, dated as of August 13, 1999, between Harris Advanced Technology
            (Malaysia) Sdn. Bhd. and Harris Airport Systems (M) Sdn. Bhd. (incorporated by reference to Exhibit
            2.13 to the Registration Statement on Form S-1).

   2.14     Agreement Re: Suzhou Harris, dated as of August 13, 1999, between Harris Advanced Technology (Malaysia)
            Sdn. Bhd. and Harris Airport Systems (M) Sdn. Bhd. (incorporated by reference to Exhibit 2.14 to the
            Registration Statement on Form S-1).

   2.15     Intellectual Property Agreement, dated as of August 13, 1999, among Harris, Harris Semiconductor
            Patents, Inc. and Holding (incorporated by reference to Exhibit 2.15 to the Registration Statement on
            Form S-1).

 EXHIBIT
   NO.                                                    DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
   2.16     Patent Assignment and Services Agreement, dated as of August 13, 1999, among Harris, Harris
            Semiconductor Patents, Inc. and Holding (incorporated by reference to Exhibit 2.16 to the Registration
            Statement on Form S-1).

   2.17     License Assignment Agreement, dated as of August 13, 1999, among Harris, Harris Semiconductor Patents,
            Inc. and Holding (incorporated by reference to Exhibit 2.17 to the Registration Statement on Form S-1).

   2.18     Harris Trademark License Agreement, dated as of August 13, 1999, among Harris, HAL Technologies, Inc.
            and Holding (incorporated by reference to Exhibit 2.18 to the Registration Statement on Form S-1).

   2.19     Secondary Trademark Assignment and License Agreement, dated as of August 13, 1999, between Harris and
            Holding (incorporated by reference to Exhibit 2.19 to the Registration Statement on Form S-1).

   2.20     PRISM(R) Intellectual Property Assignment, dated August 13, 1999, between Holding and Intersil
            (incorporated by reference to Exhibit 2.20 to the Post-Effective Amendment No. 1 to the Registration
            Statement on Form S-1).

   2.21     Tax Sharing Agreement, dated as of August 13, 1999, among Holding, Intersil and Choice Microsystems,
            Inc. (incorporated by reference to Exhibit 2.21 to the Registration Statement on Form S-1).

   2.22     Royalty Agreement, dated as of August 13, 1999, among Harris and Intersil (incorporated by reference to
            Exhibit 2.22 to the Registration Statement on Form S-1).

   2.23     Option Agreement, dated as of August 13, 1999, among Intersil and Intersil PRISM, LLC. (incorporated by reference to Exhibit 2.23 to the Registration Statement on Form S-1).

   2.24     Stock Purchase Agreement among ChipPAC Limited, ChipPAC, Inc., Sapphire Worldwide Investments, Inc. and
            Intersil Corporation dated as of June 30, 2000 (incorporated by reference to Exhibit 2.1 to the Current
            Report on Form 8-K previously filed by ChipPAC, Inc. on July 14, 2000 (Commission File No.
            333-91641)).

   2.25     Share Purchase Agreement dated April 27, 2000 by and among Holding, Intersil B.V., No Wires Needed
            B.V., Gilde It Fund B.V., Parnib B.V., 3Com Corporation, Kennet I L.P., Hans B. Van Der Hoek and the
            shareholders named therein (incorporated by reference to Exhibit 2.25 to the Report on Form 10-K previously filed by Intersil Holding Corporation on August 17, 2000).

   2.26     Amendment No. 1 to the Share Purchase Agreement dated April 27, 2000 by and among Holding, Intersil
            B.V., No Wires Needed B.V., Gilde It Fund B.V., Parnib B.V., 3Com Corporation, Kennet I L.P., Hans B.
            Van Der Hoek and the shareholders named therein (incorporated by reference to Exhibit 2.26 to the
            Report on Form 10-K previously filed by Intersil Holding Corporation on August 17, 2000).

   3.01     Restated Certificate of Incorporation of Holding (incorporated by reference to Exhibit 3.01 to the
            Post-Effective Amendment No. 1 to the Registration Statement on Form S-1).

   3.02     Bylaws of Holding (incorporated by reference to Exhibit 3.02 to the Registration Statement on Form
            S-1).

   4.01     Specimen Certificate of Holding's Class A Common Stock (incorporated by reference to Exhibit 4.01 to
            Amendment No. 2 to the Registration Statement on Form S-1 (Registration Number 333-95199)).

   4.02     Amended and Restated Registration Rights Agreement, dated as of January 21, 2000, by and among Holding,
            Sterling Holding Company, L.L.C., Manatee Investment Corporation, Citicorp Mezzanine Partners, L.P. and
            the management investors named therein (incorporated by reference to Exhibit 4.02 to the Registration
            Statement on Form 8-A previously filed by Intersil Holding Corporation on February 18, 2000).

   5.01     Opinion of Dechert.**

 EXHIBIT
   NO.                                                    DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
  10.01     Warrant Agreement, dated as of August 13, 1999, between Holding and United States Trust Company of New
            York (incorporated by reference to Exhibit 4.01 to the Registration Statement on Form S-1).

  10.02     Purchase Agreement, dated as of August 6, 1999, between Intersil, Holding, Harris Semiconductor, LLC,
            Harris Semiconductor (Ohio), LLC, Harris Semiconductor (Pennsylvania), LLC, Choice Microsystems, Inc.,
            Credit Suisse First Boston Corporation, J. P. Morgan Securities Inc. and Salomon Smith Barney Inc.
            (incorporated by reference to Exhibit 4.02 to the Registration Statement on Form S-1).

  10.03     Registration Rights Agreement, dated as of August 6, 1999, between Intersil, Holding, Harris
            Semiconductor, LLC, Harris Semiconductor (Ohio), LLC, Harris Semiconductor (Pennsylvania), LLC, Choice
            Microsystems, Inc., Credit Suisse First Boston Corporation, J. P. Morgan Securities Inc. and Salomon
            Smith Barney Inc. (incorporated by reference to Exhibit 4.03 to the Registration Statement on Form
            S-1).

  10.04     Indenture, dated as of August 13, 1999, among Intersil, Holding, Harris Semiconductor, LLC, Harris
            Semiconductor (Ohio), LLC, Harris Semiconductor (Pennsylvania), LLC, Choice Microsystems, Inc. and
            United States Trust Company of New York for 13 1/4% Senior Subordinated Notes due 2009 (incorporated by reference to Exhibit 10.01 to the Registration Statement on Form S-1).

  10.05     Form of 13 1/4% Senior Subordinated Notes due 2009 (included in Exhibit 10.01).

  10.06     Credit Agreement, dated as of August 13, 1999, among Intersil, the Lender Parties thereto, Credit
            Suisse First Boston, as the Administrative Agent, Salomon Smith Barney, as Syndication Agent, and
            Morgan Guaranty Trust Company of New York, as Documentation Agent (incorporated by reference to Exhibit
            10.03 to the Registration Statement on Form S-1).

  10.07     Amendment No. 1 and Waiver, dated as of January 28, 2000, to the Credit Agreement, dated as of August
            13, 1999, among Intersil, Holding, Credit Suisse First Boston, as the Administrative Agent, Salomon
            Smith Barney, Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent
            (incorporated by reference to Exhibit 10.07 to the Amendment No. 2 to the Registration Statement on
            Form S-1).

  10.08     Subordinated Credit Agreement, dated as of August 13, 1999, among Holding and Citicorp Mezzanine
            Partners, L.P. for 13 1/2% Subordinated Pay-In-Kind Note due 2010 (incorporated by reference to Exhibit
            10.04 to the Registration Statement on Form S-1).

  10.09     Form of 13 1/2% Subordinated Pay-In-Kind Note due 2010 (included in Exhibit 10.04).

  10.10     Indenture, dated as of August 13, 1999, among Holding and United States Trust Company of New York for
            11.13% Subordinated Pay-In-Kind Notes due 2010 (incorporated by reference to Exhibit 10.06 to the
            Registration Statement on Form S-1).

  10.11     Form of 11.13% Subordinated Pay-In-Kind Note due 2010 (included in Exhibit 10.06).

  10.12     Securities Purchase and Holders Agreement, dated as of August 13, 1999, among Holding, Sterling Holding
            Company, LLC, Manatee Investment Corporation, Intersil Prism LLC, Citicorp Mezzanine Partners, L.P.,
            William N. Stout and the management investors named therein (incorporated by reference to Exhibit 10.09 to the Registration Statement on Form S-1).

  10.13     Option Award Agreement, dated as of August 13, 1999 (incorporated by reference to Exhibit 10.10 to the
            Registration Statement on Form S-1).

  10.14     Employment Agreement, dated as of August 9, between Intersil and Gregory L. Williams (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1).

  10.15     Agreement between Harris and Local Union No. 1907 International Brotherhood of Electrical Workers,
            AFL-CIO (Findlay, OH Facility), effective as of July 1, 1996 (incorporated by reference to Exhibit
            10.12 to the Registration Statement on Form S-1).

 EXHIBIT
   NO.                                                    DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
  10.16     Agreement between Harris and Local Union 177 International Union of Electronic, Electrical, Salaried,
            Machine and Furniture Workers, AFL-CIO (Mountaintop, PA Facility), effective December 1, 1998
            (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1).

  10.17     Machinery and Equipment Loan Agreement, dated September 9, 1996, between Commonwealth of Pennsylvania,
            Department of Community and Economic Development and Harris (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1).

  10.18     Machinery and Equipment Loan Agreement, dated as of November 3, 1998, between Commonwealth of
            Pennsylvania, Department of Community and Economic Development and Harris (incorporated by reference to
            Exhibit 10.15 to the Registration Statement on Form S-1).

  10.19     Master Agreement, dated as of December 2, 1997, between Harris Semiconductor and Optum Software
            (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1).

  10.20     Purchase Agreement, dated as of March 14, 1997, between Harris Semiconductor and Praxair, Inc.
            (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1).

  10.21     Asset Purchase Agreement, dated as of July 2, 1999, by and among Align-Rite International, Inc.,
            Align-Rite, Inc. and Harris (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1).

  10.22     Bill of Sale and Assignment, dated as of July 2, 1999, by Harris in favor of Align-Rite International,
            Inc. and Align-Rite, Inc. (incorporated by reference to Exhibit 10.19 to the Registration Statement on
            Form S-1).

  10.23     Lease Agreement, dated as of July 2, 1999, by and among Harris Corporation Semiconductor Business Unit and Align-Rite, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form
            S-1).

  10.24     Photomask Supply and Strategic Alliance Agreement, dated as of July 2, 1999, by and among Harris,
            Align-Rite International, Inc. and Align-Rite, Inc. (incorporated by reference to Exhibit 10.21 to the
            Registration Statement on Form S-1).

  10.25     Site Services Agreement, dated as of July 2, 1999, by and among Harris Corporation Semiconductor
            Business Unit and Align-Rite, Inc. (incorporated by reference to Exhibit 10.22 to the Registration
            Statement on Form S-1).

  10.26     Software License Agreement, dated as of July 31, 1984, between Harris and Consilium Associates, Inc.
            (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1).

  10.27     Addendum Software License and Maintenance Agreement, dated as of October 27, 1995, between Harris and
            Consilium, Inc. (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1).

  10.28     Specialty Gas Supply Agreement, dated as of October 15, 1996, between Air Products and Chemicals, Inc.
            and Harris (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1).

  10.29     Silicon Wafer Purchase Agreement, dated as of January 1, 1997, between Mitsubishi Silicon America
            Corporation and Harris (incorporated by reference to Exhibit 10.26 to the Registration Statement on
            Form S-1).

  10.30     Nitrogen Supply Agreement, dated as of September 22, 1992, between Harris Corporation Semiconductor
            Sector and Liquid Air Corporation Merchant Gases Division (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1).

  10.31     Nitrogen Supply System Agreement, Amendment Number 1, dated as of September 15, 1996, between Air
            Liquide America Corporation and Harris Corporation Semiconductor Sector (incorporated by reference to
            Exhibit 10.28 to the Registration Statement on Form S-1).

 EXHIBIT
   NO.                                                    DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
  10.32     Site Subscription Agreement, dated as of July 1, 1993, between Harris Semiconductor Sector of Harris and Cadence Design Systems, Inc. (incorporated by reference to Exhibit 10.29 to the Registration
            Statement on Form S-1).

  10.33     Site Subscription Addendum, dated December 19, 1997, between Harris Semiconductor Sector of Harris and
            Cadence Design Systems, Inc. (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1).

  10.34     HMCD--HSS Memorandum of Agreement, dated March 26, 1999, between Harris Microwave Communication
            Division and Harris Semiconductor Sector (incorporated by reference to Exhibit 10.31 to the
            Registration Statement on Form S-1).

  10.35     Investment Agency Appointment and Participation Authorization, dated September 3, 1999, between
            Intersil, Intersil Corporation Master Trust and T. Rowe Price Trust Company (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1).

  10.36     Investment Agency Appointment and Participation Authority, dated September 3, 1999, between Intersil
            Corporation Master Trust and T. Rowe Price Trust Company (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1).

  10.37     Investment Advisory Agreement (Equity Growth Fund), dated September 3, 1999, between T. Rowe Price
            Associates, Inc. and Intersil Corporation Retirement Committee (incorporated by reference to Exhibit
            10.34 to the Registration Statement on Form S-1).

  10.38     Investment Advisory Agreement (Equity Income Fund), dated September 3, 1999, between T. Rowe Price
            Associates, Inc. and Intersil Corporation Retirement Committee (incorporated by reference to Exhibit
            10.35 to the Registration Statement on Form S-1).

  10.39     Intersil Corporation Retirement Plan (Non-Union), dated September 3, 1999 (incorporated by reference to
            Exhibit 10.36 to the Registration Statement on Form S-1).

  10.40     Intersil Corporation Retirement Plan (Union), dated September 3, 1999 (incorporated by reference to
            Exhibit 10.37 to the Registration Statement on Form S-1).

  10.41     Commercial Supply Agreement, dated December 3, 1998, by and between Texas Instruments Incorporated and
            Harris (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form S-1).

  10.42     Military Supply Agreement, dated December 3, 1998, by and between Texas Instruments Incorporated and
            Harris (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-1).

  10.43     Intellectual Property Agreement, dated December 3, 1998, by and between Texas Instruments Incorporated,
            Harris, Harris Advanced Technology (Malaysia) Sdn. Bhd. and Harris Southwest Properties, Inc.
            (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1).

  10.44     Asset Transfer Agreement, dated December 3, 1998, by and between Texas Instruments Incorporated and
            Harris Advanced Technology (Malaysia) Sdn. Bhd. (incorporated by reference to Exhibit 10.41 to the
            Registration Statement on Form S-1).

  10.45     Military Asset Purchase Agreement, dated October 23, 1998, by and between Texas Instruments
            Incorporated, Harris, Harris Advanced Technology (Malaysia) Sdn. Bhd. and Harris Southwest Properties,
            Inc. (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-1).

  10.46     Commercial Asset Purchase Agreement, dated October 23, 1998, by and between Texas Instruments
            Incorporated, Harris, Harris Advanced Technology (Malaysia) Sdn. Bhd. and Harris Southwest Properties,
            Inc. (incorporated by reference to Exhibit 10.43 to the Registration Statement on Form S-1).

  10.47     Certificate of Leasehold Property for Land Office No. 7668 by Harris Advanced Technology (M) Sdn. Bhd.
            (incorporated by reference to Exhibit 10.44 to the Registration Statement on Form S-1).

 EXHIBIT
   NO.                                                    DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
  10.48     State Lease for Lot No. 7716 by Harris Advanced Technology (Malaysia) Sdn. Bhd. (incorporated by reference to Exhibit 10.45 to the Registration Statement on Form S-1).

  10.49     Certificate of Leasehold Property for Land Office No. 7666 by Harris Advanced Technology (M) Sdn. Bhd.
            (incorporated by reference to Exhibit 10.46 to the Registration Statement on Form S-1).

  10.50     Amendment No. 1, dated as of December 13, 1999, to the Securities Purchase and Holders Agreement by and
            among Holding, Sterling Holding Company, LLC, Manatee Investment Corporation, Citicorp Mezzanine
            Partners, L.P. and the management investors named therein.**

  10.51     Amendment No. 2, dated as of May 31, 2000, to the Securities Purchase and Holders Agreement, by and
            among Holding, Sterling Holding Company, LLC, Manatee Investment Corporation, Citicorp Mezzanine
            Partners, L.P. and the management investors named therein.**

  10.52     Supply Agreement entered into as of June 30, 2000 by and between ChipPAC Limited and lntersil
            Corporation (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1
            previously filed by ChipPAC, Inc. on July 14, 2000 (Registration No. 333-39428)).

  10.53     Intellectual Property Agreement entered into as of June 30, 2000 between Intersil Corporation and
            ChipPAC Limited (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1
            previously filed by ChipPAC, Inc. on July 14, 2000 (Registration No. 333-39428)).

  10.54     Intersil Holding Corporation 1999 Equity Compensation Plan, effective as of August 13, 1999
            (incorporated by reference to Exhibit 10.54 to the Report on Form 10-K previously filed by Intersil
            Holding Corporation on August 17, 2000).

  10.55     The Intersil Holding Corporation Employee Stock Purchase Plan, effective as of February 25, 2000
            (incorporated by reference to Exhibit 10.55 to the Report on Form 10-K previously filed by Intersil
            Holding Corporation on August 17, 2000).

  21.01     Subsidiaries of Holding (incorporated by reference to Exhibit 21.01 to the Report on Form 10-K previously filed by Intersil Holding Corporation on August 17, 2000).

  23.01     Consent of Dechert (included in Exhibit 5.01).**

  23.02     Consent of Ernst & Young LLP.**

  24.01     Power of Attorney (included on Signature Page previously filed).

  27.01     Financial Data Schedule (previously filed).


------------------
 * To be filed.
** Filed herewith.